SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2016

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Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today that its President and Chief Executive Officer, Richard J. Cantele, Jr., and Chief Financial Officer, Donald E. White, will make a presentation to investors and analysts on September 8, 2016. The presentation slides, which include, among other things, review of financial results and trends through the period ended June 30, 2016, are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under News & Market Information/Presentations. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Form 8-K and exhibit may contain and incorporate by reference statements relating to future results of Salisbury and its subsidiary, the Bank, that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements about Salisbury’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties.  Salisbury’s actual results could differ materially from those expressed in or contemplated by such forward-looking statements as a result of a variety of factors, some of which are more fully described in Salisbury’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements. Forward-looking statements made by Salisbury speak only as of the date they are made.  Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time, and Salisbury cannot predict all such events and factors.  Salisbury undertakes no obligation to publicly update any forward-looking statement, unless as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: September 8, 2016	By:	/s/ Donald E. White
Donald E. White
Executive Vice President and Chief Financial Officer